UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 24, 2010

Cano Petroleum, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-32496	77-0635673
(Commission File Number)	(IRS Employer Identification No.)

801 Cherry Street, Suite 3200
Fort Worth, Texas	76102
(Address of Principal Executive Offices)	(Zip Code)

(817) 698-0900

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒          Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This amendment to the Registrant’s Form 8-K filed with the Securities and Exchange Commission on February 25, 2010 is being filed to properly indicate that the information in the 8-K also constitutes soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12), rather than pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)), as originally indicated.

Item 1.01               Entry into a Material Definitive Agreement.

On February 24, 2010, Cano Petroleum, Inc. (“Cano”), Resaca Exploitation, Inc., a Texas corporation (“Resaca”) and Resaca Acquisition Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Resaca (“Sub”) entered into Amendment No. 1 to Agreement and Plan of Merger (the “Amendment”), which amends that certain Agreement and Plan of Merger dated September 29, 2009 by and among Cano, Resaca and Sub (the “Merger Agreement”).

The Amendment extends the date on which either Cano or Resaca may terminate the Merger Agreement if the merger has not become effective from February 28, 2010 to April 30, 2010.

Under the terms of the Amendment, either Cano or Resaca may terminate the Merger Agreement if the merger has not become effective on or before April 30, 2010 provided that the party seeking to terminate the Merger Agreement has not breached in any material respect its obligations under the Merger Agreement in any manner that has proximately contributed to the failure to consummate the merger on or before April 30, 2010.

Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving Resaca and Cano. In connection with the proposed transaction, Resaca and Cano (a) filed documents with the SEC, including the filing by Resaca of a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus, (b) plan to publish an admission document for the purpose of admitting the issued common stock of the enlarged group to trading on AIM and (c) plan to file with AIM and the SEC other necessary documents regarding the proposed transaction. Investors and security holders of Resaca and Cano are urged to carefully read the Joint Proxy Statement/Prospectus and AIM admission document (when available) and other documents filed with AIM and the SEC by Resaca and Cano because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC by contacting Resaca Investor Relations at (713) 753-1441 or Cano Investor Relations at (817) 698-0900. Investors and security holders may obtain free copies of the documents filed with the SEC and published in connection with the admission to AIM on Resaca’s website at www.resacaexploitation.com or Cano’s website at www.canopetro.com. Information filed with the SEC will be available on the SEC’s website at www.sec.gov. Resaca, Cano and their respective directors and executive officers may be deemed participants in the solicitation of proxies with respect to the proposed transaction. Information regarding the interests of these directors and executive officers in the proposed transaction will be included in the Joint Proxy Statement/Prospectus and AIM admission document described above. Additional information regarding the directors and executive officers of Resaca is also included in Resaca’s website. Additional information regarding Cano is available under its periodic reports which are filed with the SEC.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1         Amendment No. 1 to Agreement and Plan of Merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: March 8, 2010
	By:	/s/ Benjamin Daitch
Benjamin Daitch
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amendment No. 1 to Agreement and Plan of Merger